Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36460) of eOn Communications Corporation of our report dated September 15, 2006, which appears on page 22 of this annual report on Form 10-KSB for the year ended July 31, 2006.

/s/ GHP HORWATH, P.C.

GHP HORWATH, P.C.

Denver, Colorado

October 27, 2006